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                                                                EXHIBIT (a)(iii)


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              DECLARATION OF TRUST
                                       OF

                       VAN KAMPEN PRIME RATE INCOME TRUST

           Pursuant to 950 CMR 109.04 of the Massachusetts General Law

1. The name of the trust is Van Kampen Prime Rate Income Trust (the "Fund") and its Declaration of Trust was originally filed with the Commonwealth of Massachusetts on July 14, 1989.

2. Pursuant to this Certificate of Amendment, the name of the Fund will be changed to "Van Kampen Senior Loan Fund". To effect this change, Article 1. of the Declaration of Trust is hereby amended to read as follows:

                1. The name of the Fund is: Van Kampen Senior Loan
                   Fund (the "Fund").

3. Such name change shall become effective as of the close of business on Friday, June 13, 2003.

        IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed this 12th day of June, 2003


                                             /s/ Wayne. W. Whalen
                                             --------------------
                                             Name: Wayne W. Whalen
                                             As Trustee and not individually